goldman sachs financial services conference december 4, 2012 Perception and Reality Howard Marks, Chairman Oaktree Capital Group, LLC Exhibit 99.1

goldman sachs financial services conference december 4, 2012
Perception and Reality

What’s the most reliable way to make money as an investor?
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Find situations where perception underestimates reality

goldman sachs financial services conference december 4, 2012
Perception and Reality

Reality:
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We have raised roughly $10 billion or more per year for six years in a row without acquisitions.
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AUM was $36 billion at the end of 2006.  Now it’s $81 billion.
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We feel these inflows were a reward from our clients for our able handling of the crisis.
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In recent years the inflows have been masked by outflows from liquidating closed-end funds.  The lion’s share of these outflows is behind us.
Oaktree does pursue growth (albeit not for its own sake or regardless of the realities of the market).
Oaktree Perception #1 - - Oaktree isn’t a growing company

goldman sachs financial services conference december 4, 2012
Perception and Reality

Oaktree Perception #2 - - Oaktree is more interested in building value for its LPs than for shareholders
Reality:
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We aggressively add to AUM when the time is right.
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The founders dilute their ownership by distributing equity to employees for the purpose of strengthening our company.
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We’ve bought back stock at the low when we were traded on the GS TrUE platform and again this year on NYSE.
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The founding Principals are compensated almost exclusively through their shareholdings.
We build shareholder value best by protecting and enhancing our brand.  It’s what enabled us to raise large amounts in 2007 through 2009.
We build the brand through performance, risk control and integrity.

goldman sachs financial services conference december 4, 2012
Perception and Reality
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Our markets grow, permitting AUM growth.
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We have potential for market share growth within our markets.
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We have substantial opportunities for cross-selling in the U.S. and offshore fundraising.
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Cyclical fluctuations provide opportunities for asset expansion at unusual levels of profitability.
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Asia is essentially unexploited vis-a-vis our strategies.
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We add new strategies, as we have this year.
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We engage in strategic transactions (e.g., DoubleLine).

Our opportunities offer the potential to grow for many years.
Reality:
Oaktree Perception #3 - - Oaktree’s growth potential is limited goldman sachs financial services conference december 4, 2012
Perception and Reality
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$2.1 billion of gross carry ($1.3 billion net of compensation expense) has been accrued on our funds’
books (roughly $8.50/share net). There’s roughly $5.00/share from Opps VIIb alone.
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We recognize and receive carry only after LPs have received their capital back and their preferred return.  We call this point “crossover.”
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On Opps VIIb, as of September 30, 2012, we would have had to distribute approximately $12.3 billion to reach crossover. Last month, Opps VIIb reached $11.1 billion distributed, leaving $1.2 billion plus subsequent preferred return accruals to be distributed to reach crossover.
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We expect to reach crossover on Opps VIIb in 2013.
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Much of the taxable income relating to this carry has been recognized already.  The best shelter against coming increases is for taxes to have been prepaid.

Reality:
Oaktree Perception #4 - - Carry has little value

goldman sachs financial services conference december 4, 2012
Perception and Reality
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Under our funds’ waterfall we recognize and receive carry only after our LPs have received their capital plus preferred return. Thus our risk of clawback is negligible.
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The assets that underlie our accumulated potential carry are more likely to be debt rather than equity, and thus less subject to drastic loss of value.
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Our debt in turn is more likely to be senior than subordinated.
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We did not have negative incentive income in 2008.

Reality:
As of September 30, 2012, all of our 47 closed-end funds that were more than a year old had positive gross IRRs since inception and 35 were above the 8% net preferred return hurdle required to earn carry.
Oaktree has earned incentive income every year for the last 15 years and every quarter for the last 35 quarters.
Oaktree Perception #5 - - Carry is uncertain, unreliable and can evaporate goldman sachs financial services conference december 4, 2012
Disclosures and Forward-Looking Statements

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This presentation may not be copied, reproduced, republished, posted, transmitted, disclosed, distributed or disseminated, in whole or in part, in any way without the prior written consent of Oaktree Capital Group, LLC (together with its affiliates, “Oaktree”) or as required by applicable law.
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This presentation contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, or the Securities Act,
and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree, with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,”
“predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on Oaktree’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to Oaktree. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to Oaktree’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of and impact of taxes on carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition, and general economic and market conditions. The factors listed in the section captioned “Risk Factors” in Oaktree’s prospectus dated April 11, 2012, which was filed with the SEC on April 12, 2012 in accordance with Rule 424(b) of the Securities Act, and in Part II, Item 1A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each of which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause Oaktree’s actual results to differ materially from the expectations described in its forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, Oaktree does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
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This presentation and the information contained herein are for educational and  informational purposes only and do not constitute and should not be construed as an invitation, inducement or offer to sell or solicitation of an offer to buy any securities or related financial instruments in any jurisdiction in which such offer or solicitation, purchase or sale would be unlawful under the securities, insurance or other laws of such jurisdiction.  Responses to any inquiry that may involve attempting to effect transactions in securities will not be made absent compliance with relevant broker-dealer, investment advisor, broker-dealer agent or investment advisor representative registration requirements, or applicable exemptions or exclusions from such requirements.